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                                                                   EXHIBIT 99(C)


                            COPLEY PROPERTIES, INC.


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF COPLEY PROPERTIES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                            , 1996


The undersigned hereby appoints Joseph W. O'Connor and Mary L. Lentz, or either of them, as Proxies for the undersigned, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote as designated below, on behalf of the undersigned, all of the shares of Common Stock, $1.00 par value per share, of Copley Properties, Inc. ("Copley") which the undersigned is entitled to vote at the special meeting of shareholders to be
held at        a.m. on                , 1996, at                               ,
and at any adjournment or postponement thereof.



1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER dated as of February 12, 1996, by and between Copley and EastGroup Properties, and each of the transactions contemplated therein.


   / / FOR          / / AGAINST          / / ABSTAIN


2. In their discretion, Proxies are authorized to vote and act upon such other business as may properly come before the special meeting and any adjournment or postponement thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTER INDICATED IN 1 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 2 ABOVE.


The undersigned hereby acknowledges receipt of a Notice of Special Meeting of
Stockholders to be held on               , 1996 and the Joint Proxy
Statement/Prospectus related thereto, and hereby revokes any voting instructions heretofore given.


                                          Dated:_________________________, 1996
                                          PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                          ON STOCK CERTIFICATE(S). A corporation
                                          is requested to sign its name by its
                                          President or other authorized officer,
                                          with the office held so designated. A
                                          partnership should sign in the
                                          partnership name by an authorized
                                          person. Executors, trustees,
                                          administrators, etc. are requested to
                                          indicate the capacity in which they
                                          are signing. JOINT TENANTS SHOULD BOTH
                                          SIGN.

                                          ______________________________________

                                          ______________________________________
                                          (Signature(s) of Shareholder(s))

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                   IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.